UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 17, 2021 (June 11, 2021)

Proterra Inc
(Exact name of registrant as specified in its charter)

Delaware	001-39546	98-1551379
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1815 Rollins Road
Burlingame, California 94010
(Address of registrant’s principal executive offices, and zip code)
(864) 438-0000
(Registrant’s telephone number, including area code)

ArcLight Clean Transition Corp.
200 Clarendon Street, 55th Floor
Boston, MA, 02116
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PTRA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for Common Stock at an exercise price of $11.50 per share	PTRAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

INTRODUCTORY NOTE
As previously announced, ArcLight Clean Transition Corp. (“ArcLight” and, after the Domestication as described below, “New Proterra”), a Cayman Islands exempted company, entered into that certain Agreement and Plan of Merger, dated January 11, 2021 (the “Merger Agreement”), by and among ArcLight, Phoenix Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of ArcLight (“Phoenix Merger Sub”), and Proterra Inc, a Delaware corporation (“Proterra”).
On June 11, 2021 (the “Domestication Date”), as contemplated by the Merger Agreement and described in the section titled “Domestication Proposal” beginning on page 122 of the definitive proxy statement and final prospectus, dated May 14, 2021 (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “SEC”), ArcLight filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which ArcLight was domesticated and continued as a Delaware corporation (the “Domestication”).
Following the Domestication, on June 14, 2021 (the “Closing Date”): (i) each issued and outstanding Class A ordinary share, par value $0.0001 per share (the “Class A ordinary shares”), and Class B ordinary share, par value $0.0001 per share (the “Class B ordinary shares”), of ArcLight was automatically converted, on a one-for-one basis, into a share of New Proterra common stock, par value $0.0001 per share (the “New Proterra common stock”); (ii) each issued and outstanding whole warrant to purchase Class A ordinary shares of ArcLight automatically converted into a warrant to acquire one share of the New Proterra common stock at an exercise price of $11.50 per share on the terms and conditions set forth in the ArcLight warrant agreement (each a “New Proterra warrant”); and (iii) each issued and outstanding unit of ArcLight that had not been previously separated into the underlying Class A ordinary shares of ArcLight and the underlying warrants of ArcLight upon the request of the holder thereof prior to the Domestication was cancelled and entitled the holder thereof to one share of New Proterra common stock and one-half of one New Proterra warrant, on the terms and subject to the conditions set forth in the ArcLight warrant agreement.
On the Closing Date, as contemplated by the Merger Agreement and described in the section titled “Business Combination Proposal” beginning on page 95 of the Proxy Statement/Prospectus, Phoenix Merger Sub merged with and into Proterra (the “Merger” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”), with Proterra surviving the merger as a wholly-owned subsidiary of New Proterra (the effective time of the Merger, the “Effective Time”). Immediately following the Merger, Proterra changed its name to “Proterra Operating Company, Inc.” and New Proterra changed its name to “Proterra Inc”.
Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) each share of Proterra common stock outstanding as of immediately prior to the Effective Time was converted into 0.8925 (the “Exchange Ratio”) shares of New Proterra common stock, (ii) each warrant and equity award of Proterra outstanding as of immediately prior to the Effective Time was converted into comparable warrants or equity awards that are exercisable for 0.8925 shares of New Proterra common stock, as applicable, and (iii) each outstanding secured convertible promissory note convertible into shares of Proterra stock (collectively, the “Convertible Notes”) that was not optionally converted immediately prior to the Merger became convertible into shares of New Proterra common stock, in accordance with the terms of the Convertible Notes.
In addition, pursuant to subscription agreements entered into in connection with the Merger Agreement, certain investors purchased an aggregate of 41,500,000 shares of New Proterra common stock (the “PIPE Investors”) concurrently with the closing of the Business Combination (the “Closing”) for an aggregate purchase price of $415,000,000 (the “PIPE Investment”).

Holders of 15,172 Class A ordinary shares sold in ArcLight’s initial public offering (the “public shares”) properly exercised their right to have their public shares redeemed for a full pro rata portion of the trust account holding the proceeds from ArcLight’s initial public offering, calculated as of two business days prior to the Closing, which was approximately $10.00 per share, or $151,772.59 in the aggregate.
After giving effect to the Business Combination, the redemption of public shares as described above, the consummation of the PIPE Investment, and the separation of the former ArcLight units, there are currently 207,348,266 shares of New Proterra common stock issued and outstanding.
The New Proterra common stock and New Proterra warrants commenced trading on the Nasdaq Global Select Market (“Nasdaq”) under the symbols “PTRA” and “PTRAW,” respectively, on June 15, 2021, subject to ongoing review of New Proterra’s satisfaction of all listing criteria following the Business Combination.
As noted above, an aggregate of $151,772.59 was paid from the trust account to holders that properly exercised their right to have their public shares redeemed, and the remaining balance immediately prior to the Closing of approximately $277.4 million remained in the trust account. The remaining amount in the trust account was used to fund the Business Combination.
A more detailed description of the Business Combination can be found in the section titled “Business Combination Proposal” in the Proxy Statement/Prospectus and is incorporated herein by reference. Further, the foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to the Proxy Statement/Prospectus, and is incorporated herein by reference.
Unless the context otherwise requires, the “Company” refers to the registrant, which is New Proterra after the Closing, and ArcLight prior to the Closing. All references herein to the “Board” refer to the board of directors of New Proterra. Terms used in this Current Report on Form 8-K (this “Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus in the section titled “Selected Definitions” beginning on page iv thereof, and such definitions are incorporated herein by reference.
This Report incorporates by reference certain information from reports and other documents that were previously filed with the SEC, including certain information from the Proxy Statement/Prospectus. To the extent there is a conflict between the information contained in this Report and the information contained in such prior reports and documents and incorporated by reference herein, the information in this Report controls.
Item 1.01.    Entry into a Material Definitive Agreement.
Amended and Restated Registration Rights Agreement
On the Closing Date, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, New Proterra, ArcLight CTC Holdings, L.P., a Delaware limited partnership (the “Sponsor”), and certain stockholders and security holders of Proterra entered into an amended and restated registration rights agreement pursuant to which, among other things, the Sponsor and such other stockholders and security holders were granted certain customary registration rights with respect to shares of Proterra common stock (the “Amended and Restated Registration Rights Agreement”). The material terms of the Amended and Restated Registration Rights Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 106 titled “Business Combination Proposal—Related Agreements—Amended and Restated Registration Rights Agreement.” Such description is incorporated by reference in this Report and is qualified in its entirety by the text of the Amended and Registration Rights Agreement, which is included as Exhibit 10.12 to this Report and is incorporated herein by reference.

Amended and Restated Warrant Agreement
On the Closing Date, in connection with the consummation of the Business Combination, the Company entered into an Amended and Restated Warrant Agreement (the “Amended and Restated Warrant Agreement”) with Computershare Trust Company, N.A. and Computershare Inc. (together, “Computershare”), pursuant to which the Company substituted Computershare as the warrant agent (the “Warrant Agent”) thereunder. In addition, certain provisions were added or amended that the parties deemed necessary or desirable and that did not adversely affect the rights of the registered holders under the agreement. For the convenience of the reader, the description of the New Proterra public warrants and the New Proterra private warrants has been updated to reflect the provisions of the Amended and Restated Warrant Agreement.
New Proterra Public Warrants
Each New Proterra whole warrant entitles the registered holder to purchase one share of New Proterra common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on September 25, 2021, provided in each case that the Company has an effective registration statement under the Securities Act covering the New Proterra common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis under the circumstances specified in the Amended and Restated Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Amended and Restated Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of New Proterra common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. The warrants will expire June 14, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of New Proterra common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the New Proterra common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a share of New Proterra common stock upon exercise of a warrant unless the share of New Proterra common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any warrant.
The Company has agreed that it will use its commercially reasonable efforts to maintain the effectiveness of the registration statement on Form S-4, File No. 333-252674 (and any replacement registration statement filed in respect thereof), and a current prospectus relating to those shares of New Proterra common stock until the warrants expire or are redeemed, as specified in the Amended and Restated Warrant Agreement. During any period when the Company will have failed to maintain an effective registration statement covering the issuance of the New Proterra common stock issuable up exercise of the warrants, holders of the warrants will have the right to exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of New Proterra common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of New Proterra common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the New Proterra common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the Warrant Agent.
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.
a.in whole and not in part;
b.at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of New Proterra common stock (as defined below) except as otherwise described below;
c.if, and only if, the closing price of the shares of New Proterra common stock equals or exceeds $10.00 per public share (as adjusted for share subdivisions, share dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and
d.if the closing price of the New Proterra common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for share subdivisions, share dividends, reorganizations, reclassifications, recapitalizations and the like), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.
Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of New Proterra common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by the Company pursuant to this redemption feature, based on the “fair market value” of the New Proterra common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on volume weighted average price of the shares of New Proterra common stock as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. The Company will provide its warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares of New Proterra common stock issuable upon exercise of a warrant is adjusted as set forth below in the first three paragraphs discussing anti-dilution adjustments. The adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

	Redemption Fair Market Value of share of New Proterra common Stock (period to expiration of warrants)
Redemption Date	≤ 10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥ 18.00
60 months	0.261	0.280	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of New Proterra common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of the shares of New Proterra common stock as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of New Proterra common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of the shares of New Proterra common stock as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of New Proterra common stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of New Proterra common stock per warrant. Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by the Company pursuant to this redemption feature, since they will not be exercisable for any shares of New Proterra common stock.
This redemption feature differs from the typical warrant redemption features used in some other blank check offerings, which only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the shares of New Proterra common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of New Proterra common stock are trading at or above $10.00 per public share, which may be at a time when the trading price of the shares of New Proterra common stock is below the exercise price of the warrants. The Company has established this redemption feature to provide the Company with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above. Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares of New Proterra common stock for their warrants based on an option pricing model with a fixed volatility input. This redemption right provides the Company with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to the Company’s capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. The Company will be required to pay the applicable redemption price to warrant holders if the Company chooses to exercise this redemption right and it will allow the Company to quickly proceed with a redemption of the warrants if the Company determines it is in its best interest to do so. As such, the Company would redeem the warrants in this manner when it believes it is in its best interest to update its capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, the Company can redeem the warrants when the shares of New Proterra common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to the Company’s capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If the Company chooses to redeem the warrants when the shares of New Proterra common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of New Proterra common stock than they would have received if they had chosen to wait to exercise their warrants for shares of New Proterra common stock if and when such shares were trading at a price higher than the exercise price of $11.50.
No fractional shares of New Proterra common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of the number of shares of New Proterra common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of New Proterra common stock pursuant to the Amended and Restated Warrant Agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of New Proterra common stock, New Proterra (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
Redemption procedures.
A holder of a warrant may notify the Company in writing in the event such holder elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of New Proterra common stock issued and outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments.
If the number of outstanding shares of New Proterra common stock is increased by a capitalization or share dividend payable in shares of New Proterra common stock, or by a split-up of common stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of New Proterra common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering made to all or substantially all holders of common stock entitling holders to purchase shares of New Proterra common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of New Proterra common stock equal to the product of (i) the number of shares of New Proterra common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of New Proterra common stock) and (ii) one minus the quotient of (x) the price per share of New Proterra common stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of New Proterra common stock, in determining the price payable for shares of New Proterra common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of shares of New Proterra common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of New Proterra common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if the Company, at any time while the warrants are outstanding and unexpired, pays a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of shares of New Proterra common stock on account of such shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of New Proterra common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of New Proterra common stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, or (c) to satisfy the redemption rights of the holders of shares of New Proterra common stock in connection with the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of New Proterra common stock in respect of such event.
If the number of outstanding shares of New Proterra common stock is decreased by a consolidation, combination, reverse share split or reclassification of share of New Proterra common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of New Proterra common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of New Proterra common stock.
Whenever the number of shares of New Proterra common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of New Proterra common stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of New Proterra common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of New Proterra common stock (other than those described above or that solely affects the par value of such shares of New Proterra common stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the Company’s outstanding shares of New Proterra common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of New Proterra common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of New Proterra common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of New Proterra common stock in such a transaction is payable in the form of shares of New Proterra common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Amended and Restated Warrant Agreement based on the Black-Scholes value (as defined in the Amended and Restated Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants have been issued in registered form under the Amended and Restated Warrant Agreement. The Amended and Restated Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the Amended and Restated Warrant Agreement to the description of the terms of the warrants and the Amended and Restated Warrant Agreement set forth in the registration statement on Form S-4, File No. 333-252674, or defective provision (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Amended and Restated Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Amended and Restated Warrant Agreement as the parties to the Amended and Restated Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders.
The warrant holders do not have the rights or privileges of holders of shares of New Proterra common stock and any voting rights until they exercise their warrants and receive shares of New Proterra common stock. After the issuance of New Proterra common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of New Proterra common stock to be issued to the warrant holder.
The Company has agreed that, subject to applicable law, any action, proceeding or claim against the Company arising out of or relating in any way to the Amended and Restated Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the Company irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision does not apply to claims under the Securities Act or Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

New Proterra Private Placement Warrants
Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. The private placement warrants (including the shares of New Proterra common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until July 14, 2021, except pursuant to limited exceptions to the Company’s officers and directors and other persons or entities affiliated with the Sponsor, and they will not be redeemable by the Company, except as described above when the price per share of New Proterra common stock equals or exceeds $10.00, so long as they are held by the Sponsor or its permitted transferees (except as otherwise set forth herein). The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by the Company in all redemption scenarios and exercisable by the holders on the same basis as the public warrants. Any amendment to the terms of the private placement warrants or any provision of the Amended and Restated Warrant Agreement with respect to the private placement warrants will require a vote of holders of at least 65% of the number of the then outstanding private placement warrants.
Except as described above regarding redemption procedures and cashless exercise in respect of the public warrants, if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of New Proterra common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of New Proterra common stock underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) over the exercise price of the warrants by (y) the historical fair market value and (B) 0.361. The “historical fair market value” will mean the average reported closing price of the shares of New Proterra common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the Warrant Agent.
The foregoing description of the Amended and Restated Warrant Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Warrant Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
Indemnification Agreements
On the Closing Date, the Company entered into indemnification agreements with its directors and executive officers, which provide for indemnification and advancements by the Company of certain expenses and costs under certain circumstances. The material terms of the indemnification agreements are described in the section of the Proxy Statement/Prospectus beginning on page 271 titled “Executive Compensation — Limitations on Liability and Indemnification of Officers and Directors.” Such description is incorporated by reference in this Report and is qualified in its entirety by the text of the form of indemnification agreement, which is included as Exhibit 10.1 to this Report and is incorporated herein by reference.
Item 2.01.    Completion of Acquisition or Disposition of Assets.
The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On June 11, 2021, ArcLight held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”), at which the ArcLight shareholders considered and adopted, among other matters, a proposal to approve the Business Combination. The Business Combination was completed on June 14, 2021.
FORM 10 INFORMATION
In accordance with Item 2.01(f) of Form 8-K, the Company is providing below the information that would be required if the Company were filing a general form for registration of securities on Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this Report (including in the information that is incorporated by reference in this Report) may constitute “forward-looking statements” for purposes of the federal securities laws. The Company’s forward-looking statements include, but are not limited to, statements regarding the Company’s or the Company’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the Business Combination. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Report may include, for example, statements about:
•the Company’s financial and business performance following the Business Combination, including financial projections and business metrics;
•the ability to maintain the listing of the New Proterra common stock and the New Proterra warrants on Nasdaq, and the potential liquidity and trading of such securities;
•the risk that the recently consummated Business Combination disrupts the Company’s current plans and operations;
•the ability to recognize the anticipated benefits of the Business Combination;
•costs related to the Business Combination;
•changes in applicable laws or regulations;
•the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors, and the Company’s ability to attract and retain key personnel;
•the anticipated success of the Company’s most recent business expansion with Proterra Powered and Proterra Energy, and the Company’s ability to attract the customers and business partners it expects;
•forecasts regarding long-term end-customer adoption rates and demand for the Company’s products in markets that are new and rapidly evolving;
•New Proterra’s ability to compete successfully against current and future competitors in light of intense and increasing competition in the transit bus and commercial vehicle electrification market
•macroeconomic conditions resulting from the global the novel coronavirus (“COVID-19”) pandemic;
•the availability of government economic incentives and government funding for public transit upon which the Company’s transit business is significantly dependent;

•willingness of corporate and other public transportation providers to adopt and fund the purchase of electric vehicles for mass transit;
•availability of a limited number of suppliers for the Company’s products and services;
•material losses and costs from product warranty claims, recalls, or remediation of electric transit buses for real or perceived deficiencies or from customer satisfaction campaigns;
•increases in costs, disruption of supply, or shortage of materials, particularly lithium-ion cells;
•the Company’s dependence on a small number of customers that fluctuate from year to year, and failure to add new customers or expand sales to the Company’s existing customers;
• rapid evolution of the Company’s industry and technology, and related unforeseen changes, including developments in alternative technologies and powertrains or improvements in the internal combustion engine that could adversely affect the demand for the Company’s electric transit buses;
•development, maintenance and growth of strategic relationships in the Proterra Powered or Proterra Energy business, identification of new strategic relationship opportunities, or formation strategic relationships;
•competition for the business of both small and large transit agencies, which place different demands the Company’s business, including the need to build an organization that can serve both types of transit customers;
•substantial regulations, which are evolving, and unfavorable changes or failure by the Company to comply with these regulations;
•accident or safety incidents involving the Company’s buses, battery systems, electric drivetrains, high-voltage systems or charging solutions;
•product liability claims, which could harm the Company’s financial condition and liquidity if the Company is not able to successfully defend or insure against such claims;
•changes to U.S. trade policies, including new tariffs or the renegotiation or termination of existing trade agreements or treaties;
•various environmental and safety laws and regulations that could impose substantial costs upon the Company and negatively impact the Company’s ability to operate the Company’s manufacturing facilities; outages and disruptions of the Company’s services if it fails to maintain adequate security and supporting infrastructure as it scales the Company’s information technology systems;
•availability of additional capital to support business growth;
•failure to protect the Company’s intellectual property;

•intellectual property rights claims by third parties, which could be costly to defend, related significant damages and resulting limits on the Company’s ability to use certain technologies. developments and projections relating to the Company’s competitors and industry;
•the anticipated growth rates and market opportunities of the Company;
•the period over which the Company anticipates its existing cash and cash equivalents will be sufficient to fund its operating expenses and capital expenditure requirements
•the potential for the Company’s business development efforts to maximize the potential value of its portfolio;
•the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•the Company’s financial performance;
•the inability to develop and maintain effective internal controls;
•the diversion of management’s attention and consumption of resources as a result of potential acquisitions of other companies;
•failure to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows;
•cyber-attacks and security vulnerabilities;
•the effect of the COVID-19 pandemic on the foregoing; and
•other factors detailed under the section titled “Risk Factors” beginning on page 28 of the Proxy Statement/Prospectus and incorporated herein by reference.
The forward-looking statements contained in this Report are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described or incorporated by reference under the heading “Risk Factors” below. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 pandemic and there may be additional risks that the Company considers immaterial or which are unknown. It is not possible to predict or identify all such risks. The Company will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business
The business of the Company is described in the Proxy Statement/Prospectus in the section titled “Information About Proterra” beginning on page 193 thereof and that information is incorporated herein by reference.
Risk Factors
The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 28 thereof and are incorporated herein by reference. A summary of the risks associated with the Company’s business are also described on page 2 of the Proxy Statement/Prospectus under the heading “Summary of the Proxy Statement/Prospectus—Summary of Risk Factors” and are incorporated herein by reference.
Financial Information
The financial information of the Company for the years ended December 31, 2020, 2019 and 2018 and as of December 31, 2020 and 2019 is described in the Proxy Statement/Prospectus in the sections titled “Selected Historical Financial Information of Proterra” and “Proterra’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on pages 22 and 215 thereof, respectively, and is incorporated herein by reference.
The financial information of ArcLight for the period from July 28, 2020 (inception) through December 31, 2020 and as of December 31, 2020 is described in the Proxy Statement/Prospectus in the sections titled “Selected Historical Financial Information of ArcLight” and “ArcLight’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on pages 21 and 189 thereof, respectively, and is incorporated herein by reference.
Reference is made to the disclosure set forth in Item 9.01 of this Report relating to the financial information of the Company for the three months ended March 31, 2021 and 2020 and as of March 31, 2021, and to Exhibits 99.2, 99.3 and 99.4, all of which are incorporated herein by reference.
The financial information of ArcLight for the three months ended March 31, 2021 and as of March 31, 2021 is described in ArcLight’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021 (the “ArcLight Q1 10-Q”) and filed with the SEC on May 17, 2021 in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” beginning on pages 21 and 29 thereof, respectively, and is incorporated herein by reference.
Properties
The properties of the Company are described in the Proxy Statement/Prospectus in the section titled “Information About Proterra” beginning on page 193 thereof and that information is incorporated herein by reference.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information known to the Company regarding the beneficial ownership of New Proterra common stock immediately following consummation of the Business Combination by:
•each person who is the beneficial owner of more than 5% of the outstanding shares of New Proterra common stock;
•each of the Company’s named executive officers and directors; and

•all of the Company’s executive officers and directors as a group
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise noted, the address of each beneficial owner is c/o Proterra Inc, 1815 Rollins Road, Burlingame, California 94010.
The beneficial ownership of New Proterra common stock is based on 207,348,266 shares of New Proterra common stock issued and outstanding immediately following consummation of the Business Combination, including the redemption of the public shares as described above, the consummation of the PIPE Investment, and the separation of the former ArcLight units. References to “common stock” in the table below and its related footnotes are to the New Proterra common stock.

Beneficial Ownership Table

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
Directors and Named Executive Officers:
Amy E. Ard (1)	938,522	*
Brook F. Porter (2)	2,530,356	1.22%
Constance E. Skidmore (3)	141,930	*
Gareth T. Joyce	—	*
Joan Robinson-Berry (4)	3,073	*
Jeannine P. Sargent (5)	158,654	*
Jochen M. Goetz (6)	9,408,185	4.54%
John F. Erhard	—	*
John J. Allen (7)	2,252,436	1.07%
Michael D. Smith (8)	162,838	*
Ryan C. Popple (9)	3,726,393	1.77%
Directors and executive officers as a group (13 individuals)(10)	21,181,177	10.16%
5% Stockholders:
ArcLight CTC Holdings, L.P. (11)	14,347,072	6.68%
Certain funds and accounts advised by Franklin Advisers, Inc (12)	23,065,622	11.12%
KPCB Holdings, Inc., as nominee (13)	15,875,810	7.66%
Entities affiliated with Tao Capital Partners, LLC (14)	11,908,643	5.74%
________________
*Less than one percent
(1)Represents 938,522 shares underlying options to purchase common stock that are exercisable within 60 days of the Closing.
(2)Consists of (a) 2,367,518 shares of common stock held by G2VP I, LLC, for itself and as nominee for G2VP Founders Fund I, LLC ("G2VP") and (b) 162,833 shares of common stock subject to options held by Mr. Porter that are exercisable withing 60 days of the Closing. Mr. Porter, together with Ben Kortlang, David Mount and Daniel Oros, is a managing member of G2VP I Associates, LLC, which is the managing member of G2VP, and may be deemed to share voting and dispositive control over the shares held by G2VP. G2VP I Associates, LLC and each of its managing members disclaim beneficial ownership of these shares held by G2VP except to the extent of any pecuniary interest therein. Mr. Porter is also a partner in Kleiner Perkins Green Growth Fund, an entity affiliated with KPCB Holdings described in footnote (13) below, but does not hold voting or dispositive power over the shares held by KPCB Holdings. See footnote (13) below for additional information regarding KPCB Holdings.
(3)Represents 141,930 shares underlying options to purchase common stock that are exercisable within 60 days of the Closing.
(4)Represents 3,073 shares underlying options to purchase common stock that are exercisable within 60 days of the Closing.
(5)Represents 158,654 shares underlying options to purchase common stock that are exercisable within 60 days of the Closing.
(6)Consists of 9,408,185 shares of common stock held by Daimler Trucks & Buses US Holding Inc. (“DTBUS”). Mr. Goetz is a member of various M&A approval bodies at Daimler AG and its subsidiaries, and as a result may, directly or indirectly, has voting and dispositive control over the shares held by DTBUS. Mr. Goetz is the DTBUS designee to the Proterra board of directors, and is employed by Daimler Truck AG, the parent company of DTBUS. DTBUS is a wholly owned indirect subsidiary of Daimler AG. Daimler AG is a publicly held entity. The address of DTBUS is 4555 N. Channel Avenue Portland, Oregon 97217.
(7)Consists of 2,252,436 shares of common stock subject to options that are exercisable within 60 days of the Closing.
(8)Consists of 162,838 shares of common stock underlying options to purchase common stock that are exercisable within 60 days of the Closing.
(9)Consists of 3,726,393 shares underlying options to purchase common stock that are exercisable within 60 days of the Closing.
(10)Consists of (i) 21,797 shares of common stock held by all directors and executive officers of the Company as a group, and (ii) 21,159,380 shares of common stock subject to options held by all directors and executive officers of the Post-Combination Company as a group and that are exercisable within 60 days of the Closing.
(11)Consists of 6,797,072 shares of common stock held directly by the Sponsor (10% of which shall be subject to certain vesting and forfeiture terms) and 7,550,000 shares of common stock underlying warrants that are become exercisable within 60 days of the Closing. The business address of Sponsor is 200 Clarendon Street, 55th Floor, Boston, MA, 02116.
(12)Consists of (a) 5,116,002 shares of common stock beneficially held by Franklin Resources, Inc. (“Franklin Resources”), Charles B. Johnson (“Charles Johnson”), Rupert H. Johnson, Jr. (“Rupert Johnson”), Franklin Advisers, Inc. (“Franklin Advisers”), Franklin Templeton Investments (Asia) Ltd. (“Franklin Asia”) and Fiduciary Trust Company International (“Fiduciary Trust”) based solely on the Schedule 13G filed joint by Franklin Resources, Charles Johnson, Rupert Johnson, Franklin Advisers, Franklin Asia and Fiduciary Trust with the SEC on February 10, 2021, (b) (i) 4,073,080 shares of common stock held by Franklin Strategic Series — Franklin Growth Opportunities Fund, or Franklin Growth Opportunities, (ii) 3,579,967 shares of common stock held by Franklin Strategic Series — Franklin Small Cap Growth Fund, or Franklin Small Cap Growth, (iii) 1,727,995 shares of common stock held by Franklin Strategic Series — Franklin Small-Mid Cap Growth Fund, or Franklin Small-Mid Cap Growth, (iv) 2,741,902 shares of common stock held by Franklin Templeton Investment Funds — Franklin Technology Fund, or Franklin Technology, (v) 3,992,376 shares of common stock held by Franklin Templeton Investment Funds — Franklin U.S. Opportunities Fund, or Franklin U.S. Opportunities, (vi) 35,200 shares of common stock held by Franklin Templeton Investment Funds Franklin Natural Resources Fund, or Investment Franklin Natural Resources, (vii) 1,780,600 shares of common stock held by Franklin Custodian Funds Franklin Growth Fund, or Franklin Custodian Growth, and (viii) 18,500 shares of common stock held by Franklin Strategic Series Franklin Natural Resources Fund, or Strategic Franklin Natural Resources, and, together with Franklin Growth Opportunities, Franklin Small Cap Growth, Franklin Small- Mid Cap Growth, Franklin Technology, Franklin U.S. Opportunities, Investment Franklin Natural Resources and Franklin Custodian Growth, the Franklin Funds. Franklin Advisers, Inc., or FAV, is the investment manager of the Franklin Funds. FAV is an indirect wholly owned subsidiary of a publicly traded company, Franklin Resources, or FRI, and may be deemed to be the beneficial owner of these securities for purposes of Rule 13d-3 under the Exchange Act in its capacity as the investment adviser to such funds and accounts pursuant to investment management contracts that grant investment and/or voting power to FAV. When an investment management contract (including a sub-advisory agreement) delegates to FAV investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FAV as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FAV reports for purposes of Section 13(d) of the Exchange Act that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise specifically noted. The address of the Franklin Funds is c/o Franklin Advisers, Inc., One Franklin Parkway, San Mateo, California 94403.
(13)Consists of (a) 514,519 shares of common stock held by Tao NILOC LLC, or Tao NILOC, and (b) 11,200,311 shares of common stock held by Tao Pro LLC, or Tao Pro, (c) 64,604 shares of common stock held by Tao Big LLC, or Tao Big, (d) 19,381 shares of common stock held by 40 FOXES LLC, or 40 FOXES, (e) 32,303 shares of common stock held by BROOKS JL LLC, or BROOKS JL and (f) 77,525 shares of common stock held by PBCJL LLC, or PBCJL and together with Tao NILOC, Tao Pro, Tao Big, 40 FOXES and BROOKS JL, or Tao. Each of Christopher Olin and Joseph I. Perkovich, the managers of Tao NILOC, has sole voting and dispositive power over the shares held by Tao NILOC, and each of Nicholas J. Pritzker and Joseph I. Perkovich, the managers of Tao Pro, has sole voting and dispositive power over the shares held by Tao Pro. The address of Tao is c/o Tao Capital Partners LLC, 1 Letterman Drive, Suite C4-420, San Francisco, California 94129.
Directors and Executive Officers
The Company’s directors and executive officers upon the Closing are described in the Proxy Statement/Prospectus in the section titled “Management of New Proterra Following the Business Combination” beginning on page 242 thereof and that information is incorporated herein by reference.
Directors
The following persons constitute the Company’s Board effective upon the Closing: John J. Allen, John F. Erhard, Jochen M. Goetz, Ryan C. Popple, Brook F. Porter, Joan Robinson-Berry, Jeannine P. Sargent, Constance E. Skidmore, and Michael Smith. Mr. Allen was appointed as the Chair of the Board and Ms. Sargent was appointed as the Lead Independent Director. Ms. Sargent and Messrs. Goetz and Erhard were appointed to serve as Class I directors, with terms expiring at the Company’s first annual meeting of stockholders following the Closing; Messrs. Allen, Smith, and Popple were appointed to serve as Class II directors, with terms expiring at the Company’s second annual meeting of stockholders following the

Closing; and Mss. Robinson-Berry and Skidmore and Mr. Porter were appointed to serve as Class III directors, with terms expiring at the Company’s third annual meeting of stockholders following the Closing. Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section titled “Management of New Proterra Following the Business Combination” beginning on page 242, which is incorporated herein by reference.
Committees of the Board of Directors
The standing committees of the Company’s Board consist of an audit committee (the “Audit Committee”), a compensation and leadership development committee (the “Compensation Committee”) and a nominating and environmental, sustainability and governance committee (the “Nominating and ESG Committee”). Each of the committees reports to the Board.
The Board appointed Mss. Robinson-Berry and Skidmore and Messrs. Goetz and Smith to serve on the Audit Committee, with Ms. Skidmore serving as the chair. The Board appointed Messrs. Erhard, Porter and Smith to serve on the Compensation Committee, with Mr. Porter serving as the chair. The Board appointed Mss. Robinson-Berry and Sargent and Mr. Porter to serve on the Nominating and ESG Committee, with Ms. Sargent as chair.
Executive Officers
Effective as of the Closing, the executive officers are:

Name	Age	Position
John J. Allen	63	Chairman of the Board of Directors, President and Chief Executive Officer
Amy E. Ard	47	Chief Financial Officer
Gareth T. Joyce	48	President, Proterra Powered and Energy
JoAnn C. Covington	53	Chief Legal Officer, Head of Government Relations, Secretary
Joshua P. Ensign	47	Chief Operating Officer
Biographical information for these individuals is set forth in the Proxy Statement/Prospectus in the section titled “Management of New Proterra Following the Business Combination” beginning on page 242, which is incorporated herein by reference.
Executive Compensation
Executive Compensation
The executive compensation of the Company’s named executive officers and directors is described in the Proxy Statement/Prospectus in the section titled “Management of New Proterra Following the Business Combination” beginning on page 242, thereof and that information is incorporated herein by reference.
Compensation Committee Interlocks and Insider Participation
None of the members of the Company’s compensation committee is currently, or has been at any time, one of the Company’s officers or employees.

Certain Relationships and Related Person Transactions, and Director Independence
Certain Relationships and Related Person Transactions
Certain relationships and related person transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions” beginning on page 259 thereof and are incorporated herein by reference.
Directors Independence
Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that each of the directors except for Mr. Allen and Mr. Popple on the Board qualify as independent directors as defined under the applicable Nasdaq and SEC rules.
Legal Proceedings
Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information About Proterra—Legal Proceedings” beginning on page 214, which is incorporated herein by reference.
Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
Market Information and Dividends
On June 15, 2021, the New Proterra common stock and New Proterra public warrants began trading on Nasdaq under the new trading symbols of “PTRA” and “PTRAW”, respectively, in lieu of the Class A ordinary shares and warrants of ArcLight. The Company has never declared or paid any cash dividends and does not presently plan to pay cash dividends in the foreseeable future.
Holders of Record
Following the completion of the Business Combination, including the redemption of public shares as described above, the consummation of the PIPE Investment, and the separation of the former ArcLight units, the Company had 207,348,266 shares of New Proterra common stock outstanding that were held of record by approximately 520 holders, and no shares of preferred stock outstanding.
Securities Authorized for Issuance Under 2021 Equity Incentive Plan
Reference is made to the disclosure described in the Proxy Statement/Prospectus in the section titled “2021 Equity Incentive Plan Proposal” beginning on page 138 thereof, which is incorporated herein by reference. The 2021 Equity Incentive Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder, were approved by ArcLight’s stockholders at the Extraordinary General Meeting.
Securities Authorized for Issuance Under Employee Stock Purchase Plan
Reference is made to the disclosure described in the Proxy Statement/Prospectus in the section titled “Employee Stock Purchase Plan Proposal” beginning on page 144 thereof, which is incorporated herein by reference. The Employee Stock Purchase Plan and the material terms thereunder, including the authorization of the initial share reserve thereunder, were approved by ArcLight’s stockholders at the Extraordinary General Meeting.
Recent Sales of Unregistered Securities
Reference is made to the disclosure set forth under Item 3.02 of this Report, which is incorporated herein by reference.
Description of Registrant’s Securities
The New Proterra common stock is described in the Proxy Statement/Prospectus in the section titled “Description of New Proterra Securities” beginning on page 267 thereof and that information is incorporated herein by reference. The New Proterra warrants are described above under Item 1.01 of this Report and that information is incorporated herein by reference. As described below, the Company’s certificate of incorporation and bylaws became effective as of the Closing.
Indemnification of Directors and Officers
The indemnification of the Company’s directors and officers is described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions—Indemnification Agreements” beginning on page 263 thereof and that information is incorporated herein by reference.
Financial Statements and Supplementary Data
The information set forth under Item 9.01 of this Report is incorporated herein by reference.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
The information set forth under Item 4.01 of this Report is incorporated herein by reference.
Item 3.02.    Unregistered Sales of Equity Securities.
The disclosure set forth in the “Introductory Note” above is incorporated herein by reference. The shares of New Proterra common stock issued in connection with the PIPE Investment were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Each of the PIPE Investors represented that it was a “qualified institutional buyer” as defined Rule 144A under the Securities Act or an institutional “accredited investor” within the mean of Rule 501(a) under the Securities Act and that it was not acquiring such shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, and appropriate legends were affixed to the certificates representing such shares (or reflected in restricted book entry with the Company’s transfer agent).
Item 3.03.    Material Modification to Rights of Security Holders
On the Domestication Date, in connection with the Domestication, the Company filed its certificate of incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware and adopted its restated bylaws (the “Bylaws”). On the Closing Date, the Company filed an amendment to its Certificate of Incorporation to change its name to “Proterra Inc”.
Copies of the Certificate of Incorporation (and the amendment thereto) and the Bylaws are included as Exhibits 3.1, 3.1.1 and 3.2, respectively, to this Report and are incorporated herein by reference.

The material terms of each of the Certificate of Incorporation, as amended, and the Bylaws and the general effect upon the rights of the Company’s shareholders are included in the Proxy Statement/Prospectus under the sections titled “Governing Documents Proposals,” “Governing Documents Proposal A—Approval of Authorization of Change to Authorized Share Capital, as Set Forth in the Proposed Governing Documents,” “Governing Documents Proposal B—Approval of Proposal Regarding Issuance of Preferred Stock of New Proterra at the Board of Directors’ Sole Discretion, as Set Forth in the Proposed Governing Documents,” “Governing Documents Proposal C—Approval of Proposal Regarding the Ability of Stockholders to Act By Written Consent, as Set Forth in the Proposed Governing Documents,” “Governing Documents Proposal D—Approval of Other Changes in Connection with Adoption of the Proposed Governing Documents,” “Comparison of Corporate Governance and Shareholder Rights” and “Description of New Proterra Securities” beginning on pages 125, 127, 129, 131, 133, 264 and 267 of the Proxy Statement/Prospectus, respectively, which are incorporated herein by reference.
Item 4.01    Changes in Registrant’s Certifying Accountant
On June 15, 2021, the Audit Committee of the Board approved the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2021. KPMG served as the independent registered public accounting firm of Proterra prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by KPMG as the Company’s independent registered public accounting firm.
Marcum’s report (“Marcum’s Report”) on the Company’s financial statements as of December 31, 2020 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from July 28, 2020 (inception) through December 31, 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, other than:
Marcum’s Report contained a separate paragraph stating that:
“As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2020 and for the period from July 28, 2020 (inception) through December 31, 2020 have been restated.”
Marcum’s Report contained an explanatory paragraph stating that:
“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company’s business plan is dependent on the completion of a business combination and the Company’s working capital as of December 31, 2020 is not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”
During the period from July 28, 2020 (inception) through December 31, 2020 and the subsequent period through June 15, 2021, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the ”Exchange Act”).

The Company has provided Marcum with a copy of the foregoing disclosures made by the Company in response to this Item 4.01 and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of the letter from Marcum, dated June 17, 2021 is filed as Exhibit 16.1 to this Report.
During the period from July 28, 2020 (inception) to December 31, 2020 and the subsequent period through June 15, 2021, the Company did not consult with KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by KPMG that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.
Item 5.01.    Changes in Control of the Registrant.
The information set forth above under “Introductory Note” and Item 2.01 of this Report is incorporated herein by reference.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth above in the sections titled “Directors and Executive Officers,” “Executive Compensation,” “Certain Relationships and Related Person Transactions, and Director Independence” and “Indemnification of Directors and Officers” in Item 2.01 to this Report is incorporated herein by reference.
Further, in connection with the Merger, effective as of the Closing, Daniel R. Revers resigned from his position as ArcLight’s Chairman, John F. Erhard resigned from his positions as ArcLight’s President and Chief Executive Officer, Marco F. Gatti resigned from his position as ArcLight’s Chief Financial Officer, Kerrick S. Knauth resigned from his position as ArcLight’s Chief Operating Officer, Christine M. Miller resigned from her position as ArcLight’s General Counsel, and each of Arno Harris, Dr. Ja-Chin Audrey Lee, Brian Goncher and Steven Berkenfeld resigned from their positions as directors of ArcLight.
In addition, the 2021 Equity Incentive Plan and Employee Stock Purchase Plan became effective upon the Closing. The material terms of the Plans are described in the Proxy Statement/Prospectus in the sections entitled “2021 Equity Incentive Equity Plan Proposal” and “Employee Stock Purchase Plan Proposal” beginning on pages 138 and 144 thereof, respectively, which are incorporated herein by reference.
Item 5.03.    Amendments to Articles of Incorporation or Bylaws.
The disclosure set forth in Item 3.03 of this Report is incorporated herein by reference.
Item 5.06    Change in Shell Company Status
As a result of the Business Combination, the Company ceased to be a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections entitled “Business Combination Proposal” beginning on page 95 thereof, which is incorporated herein by reference.
Item 8.01.    Other Events.
On June 15, 2021, Proterra issued a press release announcing the completion of the Business Combination, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01.    Financial Statement and Exhibits.
(a)Financial statements of businesses acquired.
The unaudited condensed financial statements of Proterra as of March 31, 2021 and for the three months ended March 31, 2021 and 2020 are filed as Exhibit 99.2 and are incorporated herein by reference.
The audited financial statements of Proterra as of December 31, 2020 and 2019, and for the three-year period ended December 31, 2020 are included in the Proxy Statement/Prospectus beginning on page F-28 and are incorporated herein by reference.
The unaudited financial statements of ArcLight as of and for the three months ended March 31, 2021 and the related notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations, are included in the ArcLight Q1 10-Q beginning on page 1 and are incorporated herein by reference.
The audited financial statement of ArcLight for the period from July 28, 2020 (inception) through December 31, 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-2 and are incorporated herein by reference.
(b)Pro forma financial information.
The unaudited pro forma condensed combined financial information of New Proterra as of March 31, 2021 and for the year ended December 31, 2020 and the three months ended March 31, 2021 is filed as Exhibit 99.3 and is incorporated herein by reference.

(d)Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Filing Date
2.1*	Agreement and Plan of Merger, dated as of January 11, 2021, by and among ArcLight Clean Transition Corp., Phoenix Merger Sub, Inc., and Proterra Inc	8-K	2.1	1/11/2021
3.1	Restated Certificate of Incorporation of ArcLight Clean Transition Corp.
3.1.1	Certificate of Amendment to the Restated Certificate of Incorporation of Proterra Inc
3.2	Bylaws of Proterra Inc
4.1	Specimen Warrant Certificate
4.2	Amended and Restated Warrant Agreement among Proterra Inc, Computershare Inc. and Computershare Trust Company, N.A., dated June 14, 2021
10.1	Form of New Proterra Indemnification Agreement.	S-4/A	10.1	4/7/2021
10.2	2010 Equity Incentive Plan, as amended, and forms of equity agreements thereunder	S-4/A	10.2	4/7/2021
10.3	Form of Severance Agreement for executive officers	S-4/A	10.3	4/7/2021
10.4	AIR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease — Net, dated April 23, 2015 and amended January 30, 2018, and further amended June 18, 2019 by and between G&T Properties and the Proterra Inc	S-4/A	10.4	4/7/2021
10.5	Lease Agreement, dated May 8, 2015, by and between PAC Operating Limited Partnership and Proterra Inc, as amended February 8, 2019	S-4/A	10.5	4/7/2021
10.6	Lease Agreement, dated March 21, 2018, by and between Smith Development Company, Inc. and Proterra Inc	S-4/A	10.6	4/7/2021
10.7	Sublease Agreement, dated February 26, 2019, by and between International Transport Innovation Center and Proterra Inc	S-4/A	10.7	4/7/2021
10.8	Amended and Restated Product Supply Agreement, dated November 3, 2017, by and between TPI Inc. and Proterra Inc as amended December 31, 2018, October 1, 2019, and May 13, 2020	S-4/A	10.8	4/7/2021
10.9	Loan, Guaranty and Security Agreement, dated May 8, 2019, by and between Bank of America, N.A. and Proterra Inc, as amended August 4, 2020	S-4/A	10.9	4/7/2021
10.10	The Note Purchase Agreement dated August 4, 2020, by and among CSI Prodigy HoldCo L.P. and CSI Prodigy Co-Investment L.P., and Proterra Inc. as amended August 31, 2020 by and among Broadscale PT Investors LP., Generation IM Climate Solutions II, L.P., QPB Holdings Ltd., Palindrome Master Fund, L.P., and Proterra Inc	S-4/A	10.10	4/7/2021
10.11	Form of Subscription Agreement	8-K	10.1	1/11/2021
10.12	Amended and Restated Registration Rights Agreement, dated June 14, 2021, by and among Proterra Inc, ArcLight CTC Holdings, L.P. and the other Holders party thereto
10.13	Proterra Inc. 2021 Equity Incentive Plan
10.14	Proterra Inc. 2021 Employee Stock Purchase Plan
10.15	Sponsor Letter Agreement, dated as of January 11, 2021, by and among ArcLight CTC Holdings, L.P., ArcLight Clean Transition Corp. and Proterra Inc, and certain other parties thereto	S-4/A	10.17	5/7/2021
10.16	Amendment No. 1 to the Sponsor Letter Agreement, dated as of February 2, 2021, by and among ArcLight CTC Holdings, L.P., ArcLight Clean Transition Corp. and Proterra Inc	S-4/A	10.18	5/7/2021
10.17	Executive Offer Letter of John J. Allen	S-4/A	10.19	4/7/2021
10.18	Executive Offer Letter of Gareth T. Joyce	S-4/A	10.20	4/7/2021
10.19	Executive Offer Letter of Amy E. Ard	S-4/A	10.21	4/7/2021
16.1	Letter from Marcum LLP to the U.S. Securities and Exchange Commission dated June 17, 2021.
99.1	Press release dated June 15, 2021.
99.2	Unaudited condensed financial statements of Proterra Inc for the three months ended March 31, 2021 and 2020.
99.3	Unaudited pro forma condensed combined financial information of the Company as of March 31, 2021.
99.4	Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company for the three months ended March 31, 2021.
* Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 17, 2021
Proterra Inc

		By:	/s/ John J. Allen
Name: John J. Allen
Title: President and Chief Executive Officer